                               POWER OF ATTORNEY

     Know all by these present, that the undersigned hereby constitutes and appoints each of John P. Butler and Nicole R. Hadas signing singly, as the undersigneds true and lawful attorney-in-fact to:

     (1)     prepare, execute in the undersigneds name and on the undersigneds behalf, and submit to the U.S. Securities and Exchange Commission
             (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of
             1934, as amended (the Act) or any rule or regulation of the SEC;

     (2)     execute for and on behalf of the undersigned, in the undersigneds capacity as an officer, director and/or shareholder of Akebia
             Therapeutics, Inc. (the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Act, and the rules thereunder;

     (3)     do and perform any and all acts for and on behalf of the
             undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the
             SEC and any stock exchange or similar authority; and

     (4)     take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
             Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

     The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigneds responsibilities to comply with Section 16 of the Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 25, 2020.

                                         By:   /s/ David A. Spellman
                                               -------------------------------
                                         Name: David A. Spellman
                                               -------------------------------